AMENDMENT NO. 10 TO FINANCING AGREEMENTS

                                                                   June 30, 1999

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

     Congress Financial Corporation (together with its successors and assigns, "Lender") and Worksafe Industries Inc., formerly known a Eastco Industrial Safety Corp. ("Worksafe") and Eastco Glove Technologies, Inc. ("Eastco Glove", and together with Worksafe and their respective successors and assigns, individually and collectively, "Borrower") and Puerto Rico Safety Equipment Corporation ("PR Equipment"), Worksafe Industries of Puerto Rico Inc., formerly known as Puerto Rico Safety Corporation ("PR Safety"), Disposable Safety Wear Inc. ("Disposable"), Safety Wear Corp. ("Safety") and Protective Knitting Inc. ("PKI", and together with PR Equipment, PR Safety, Disposable and Safety, each individually a "Guarantor", and collectively, "Guarantors") have entered into financing arrangements pursuant to which Lender may make loans and provide other financial accommodations to Borrower as set forth in the Accounts Financing Agreement (Security Agreement], dated as of October 1,1991, by and among Lender and Borrower, as amended by Amendment to Financing Agreements, dated June 29, 1993, Amendment No. 2 to Financing Agreements, dated September 30,1994, Amendment No. 3 to Financing Agreements, dated July 1, 1995, Amendment No. 4 to Financing Agreements, dated November, 1995, Amendment No. 5 to Financing Agreements, dated as of February 1, 1996, Amendment No. 6 to Financing Agreements, dated as of February 23, 1996, Amendment No. 7 to Financing Agreements, dated July 22, 1996, Amendment No. 8 to Financing Agreements, dated April 17, 1997 and Amendment No. 9 to Financing Agreements, dated January 11, 1999 ("Amendment No. 9") and as supplemented, including, without limitation, by the Covenants Supplement to Accounts Financing Agreement [Security Agreement], dated as of October 1, 1991, by and among Lender and Borrower, (the "Covenants Supplement"), the letter re: Inventory Loans, dated as of October 1, 1991, by Borrower in favor of Lender (the "Inventory Loan Letter") and the Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement], dated as of October 1, 1991, by Borrower in favor of Lender, as the same is amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as she same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

     Borrower and Guarantors have requested that Lender (a) waive certain Events of Default arising prior to the date hereof as a result of the failure of Borrower to maintain the amount of Consolidated Working Capital required under the Loan Agreement and (b) agree to certain amendments to the Loan Agreement and Lender is willing to grant such waiver and agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender, Borrower and Guarantors desire and intend to evidence such waiver and such amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1. Definitions.

     1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

          (a) "Amendment No. 10" shall mean this Amendment No. 10 to Financing Agreements by and among Lender, Borrower and Guarantors, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b) "Supplemental Loans" shall mean the loans hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2 of Amendment No. 10.

          (c) "Supplemental Loan Limit" shall mean at any time $250,000.

          (d) "Supplemental Loan Termination Date" shall mean December 31, 1999.

          (e) "Worksafe" shall mean Worksafe Industries Inc., formerly known as Eastco Industrial Safety Corp., and its successors and assigns.

     1.2 Amendments to Definitions.

          (a) All references to the term "Maximum Credit" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean $8,000,000.

          (b) All references to "Eastco" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Worksafe.


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


     1.3 Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement and the Financing Agreements.

     2. Supplemental Loans.

          (a) In addition to the Loans which may be made by Lender to Borrower pursuant to Section 2.1(a) of the Loan Agreement, upon the request of Borrower, made at any time and from time to time on or after the date hereof and prior to the Supplemental Loan Termination Date, subject to (i) the terms and conditions contained herein, in the Loan Agreement and in the other Financing Agreements, and (ii) to Lender's receipt of a written "desktop" appraisal as to Borrower's Equipment located in Puerto Rico and Alabama and to Lender's receipt of a full written appraisal as to Borrower's Equipment located in Minnesota, in each case in form, scope and methodology acceptable to Lender in its sole discretion and prepared by Daley-Hodkin, Inc. in the case of Equipment located in Puerto Rico and Alabama and Accu-Val, Inc. in the case of Equipment located in Minnesota, each of which appraisal shall forth such information with respect to the value and condition of Borrower's Equipment as Lender shall, in its sole discretion, deem acceptable, Lender shall make Supplemental Loans available to Borrower in amounts in excess of the amounts otherwise available to Borrower under Section 2.1(a) of the Loan Agreement (as calculated by Lender, and subject to the Maximum Credit and the applicable sublimits provided for in the Loan Agreement and after deduction for all reserves established and maintained at such time by Lender) up to the amount of the Supplemental Loan Limit. No Supplemental Loans shall be available unless on the date of the proposed Supplemental Loans there are no other Loans available to Borrower under Section 2.1(a) of the Loan Agreement (as calculated by Lender, subject to the applicable sublimits provided for in the Loan Agreement and after deduction for all reserves established and maintained at such time by Lender).

          (b) Except in Lender' discretion, Borrower shall not have any right to request, and Lender shall not make, any Supplemental Loans (i) if after making such Supplemental Loans, the aggregate amount of Supplemental Loans outstanding would exceed the Supplemental Loan Limit, (ii) at any time on or after the Supplemental Loan Termination Date, or (iii) if an Event of Default has occurred and is continuing. The Supplemental Loans shall constitute Obligations and shall be secured by the Collateral.

          (c) Unless sooner demanded by Lender in accordance with the terms of the Loan Agreement or the other Financing Agreements, all outstanding and unpaid Obligations relating to the Supplemental Loans (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrower shall pay to Lender in cash or other immediately available funds all such Obligations on the Supplemental Loan Termination Date. Interest shall accrue and be due, until and including the next Business

     Day, if the amount so paid by Borrower to the bank account designated by Lender for such purpose is received in such bank account after 11:00 a.m. New York City time.

          (d) Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrower to pay all of the Obligations arising pursuant to the Supplemental Loans on the Supplemental Loan Termination Date shall constitute an Event of Default.

     3. Amendments to Loan Agreement.

     3.1 Inventory Sublimit. Paragraph 3 of the Inventory Loan Letter is hereby deleted in its entirety and the following substituted therefor:

          "3. Except in your sole discretion, the outstanding aggregate principal amount of loans by you to us hereunder shall not exceed, at any time, the lower of (a) the aggregate amount of the above percentages of Value of Eligible Inventory or (b) $3,600,000."

     3.2 Consolidated Tangible Net Worth. Section 2.7 of the Covenants Supplement is hereby deleted in its entirety and the following substituted therefor:

          "2.7 Consolidated Tangible Net Worth. Borrower and its Subsidiaries shall, at all times, until all Obligations have been indefeasibly paid in full, maintain a Consolidated Tangible Net Worth of not less than $2,700,000;"

     3.3 Consolidated Working Capital. Section 2.8 of the Covenants Supplement is hereby deleted in its entirety and the following substituted therefor:

          "2.8 Consolidated Working Capital. Borrower and its Subsidiaries shall, at all times, until all Obligations have been indefeasibly paid in full, maintain a Consolidated Working Capital of not less than $6,000,000 on and prior to June 30, 1999 and $6,100,000 at all times thereafter;"

     3.4 Interest.

          (a) The first sentence of Section 3.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "3.1(a) Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal


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


          to three quarters of one percent (.75%) per annum in excess of the prime rate from time to time publicly announced by First Union National Bank, or its successors, whether or not such rate is the best rate available at such bank (the "Prime Rate"); provided, that if; in any fiscal year of Borrower, commencing with the fiscal year of Borrower ending June 30, 2000, if the pre-tax income (exclusive of one-time or extraordinary gains) of Borrower for such fiscal year is not positive, as determined by Lender based on the audited consolidated financial statements for Borrower and its Subsidiaries for such fiscal year, then effective as of the first day of the month after the date upon which Lender receives such audited financial statements in accordance with Section 6.4 of this Agreement, the interest rate hereunder shall be equal to one percent (1%)per annum in excess of the Prime Rate."

     (b,) Section 3.1(b) of Loan Agreement is hereby deleted in its entirety and the following substituted therefor: "[Intentionally omitted]".

     3.5 Collection and Administration. The last sentence of Section 5.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "All amounts collected on Accounts when received by you shall be credited to our loan account, after adding four (4) business days for collection, clearance and transfer of remittances, conditional upon final payment to you."

     3.6 Termination. The first sentence of Section 9.1 of the Loan Agreement (including the proviso thereto) is hereby deleted in its entirety and the following substituted therefor:

          "This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending October
          1, 2002 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

     3.7 Amendment No. 9. Section 4 of Amendment No. 9 is hereby deleted in its entirety.

     4. Special Availability Reserve. Lender has established a special reserve against loans otherwise available to Borrower in the amount of $100,000. As of the date hereof, subject to the satisfaction of the conditions set forth herein, such reserve shall be released in its entirety. Without limiting any other rights of Lender with respect to the establishment of any reserves, as of January 1, 2000, a special reserve shall be established in the amount of $25,000, which reserve shall, at Lender's option increase by $25,000 on the first day of each of the next three (3) consecutive months thereafter, until it is $100,000.


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


     5. Waiver of Events of Default. Lender hereby waives the Event of Default arising as a result of the failure of Borrower to maintain the amount of Consolidated Tangible Net Worth and the amount of Consolidated Working Capital required under Sections 2.7 and 2.8 of the Covenants Supplement, respectively, for the period ending on June 29, 1999. Lender has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default which may have occurred prior to, or may be continuing on, the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to any Event of Default referred to in the first sentence of this
Section 5) and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any Event of Default which may have occurred prior to, or is continuing on, the date hereof or which may occur after the date hereof (whether the same or similar to any Event of Default referred to in the first sentence of this Section 5). The waiver contained herein shall not constitute a waiver of any Event of Default arising as a result of the failure of Borrower to comply with Section 2.7 or Section 2.8 of the Covenants Supplement at any time after June 29, 1999.

     6. Waiver and Amendment Fee. In consideration of the waiver and amendments set forth herein, Borrower shall pay to Lender a fee in the amount of $3,500, which fee is fully earned as of the date hereof and $2,500 of which is payable on the date hereof and $1,000 of which is payable on the date of the initial disbursement of the Supplemental Loans (or if earlier any Event of Default or termination or non-renewal of the Financing Agreements). Such fee may be charged by Lender to Borrower's loan account with Lender.

     7. Additional Representations, Warranties and Covenants. Borrower and Guarantors hereby jointly and severally represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of loans and providing other financial accommodations by Lender to Borrower:

     (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

     (b) This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against each of them in accordance with its terms.

     8. Conditions Precedent. The effectiveness of the amendments contained in Sections 1 and 2 hereof is subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

     (a) all representations and warranties contained herein shall be true and correct;

     (b) as of the date hereof, no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred; and

     (c) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors.

     9. Additional Defaults. The failure of any Borrower or Guarantor to comply with the representations, warranties, covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

     10. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     11. Governing Law. The validity, interpretation and enforcement of this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

     13. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     14. Binding Effect. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.


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


     The parties hereto have caused this letter agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                         Very truly yours,

                                         WORKSAFE INDUSTRIES INC., formerly
                                         known as Eastco Industrial Safety Corp.

                                         By: /s/ ARTHUR WASSERSPRING
                                             ---------------------------------

                                         Title:          VP
                                                ------------------------------

                                         EASTCO GLOVE TECHNOLOGIES, INC.

                                         By: /s/ ARTHUR WASSERSPRING
                                             ---------------------------------

                                         Title:           VP
                                                ------------------------------


AGREED:

PUERTO RICO SAFETY EQUIPMENT
CORPORATION

By: /s/ ARTHUR WASSERSPRING
   ---------------------------

Title:        VP
      ----------------------

WORKSAFE INDUSTRIES OF PUERTO
RICO INC., formerly known as Puerto
Rico Safety Corporation

By: /s/ ARTHUR WASSERSPRING
   ---------------------------

Title:        VP
      ----------------------


                       (SIGNATURES CONTINUE ON NEXT PAGE)


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

DISPOSABLE SAFETY WEAR INC.

By:  /s/ ARTHUR WASSERSPRING
   ----------------------------

Title:        VP
      ----------------------

SAFETY WEAR CORP.

By: /s/ ARTHUR WASSERSPRING
   ---------------------------

Title:        VP
      ----------------------

PROTECTIVE KNITTING, INC.

By: /s/ ARTHUR WASSERSPRING
   ---------------------------

Title:        VP
      ----------------------

CONGRESS FINANCIAL CORPORATION

By: /s/ CINDY B.DERBAUM
   -------------------------

Title:        VP
      ----------------------


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